Exhibit 99.1

CONTRAVE

(A Product Line of Takeda Pharmaceutical Company Limited)

Abbreviated Financial Statements

As of and for the Years Ended March 31, 2016 and 2015

(With Independent Auditors’ Report Thereon)

And

As of June 30, 2016 and for the Fiscal Quarters Ended June 30, 2016 and 2015

(Unaudited)

CONTRAVE

(A Product Line of Takeda Pharmaceutical Company Limited)

Table of Contents

Page(s)
Independent Auditors’ Report	1–2

Abbreviated Financial Statements:

Statements of Assets Acquired and Liabilities Assumed	3

Statements of Revenues and Direct Expenses for the years ended March 31, 2016 and 2015	4

Statements of Revenues and Direct Expenses for the three months ended June 30, 2016 and 2015 (Unaudited)	5

Notes to Abbreviated Financial Statements	6–11

KPMG LLP

Aon Center

Suite 5500

200 East Randolph Drive

Chicago, IL 60601-6436

Independent Auditors’ Report

The Board of Directors

Takeda Pharmaceuticals USA, Inc.:

We have audited the accompanying abbreviated financial statements of Contrave (a product line of Takeda Pharmaceutical Company Limited), which comprise the statements of assets acquired and liabilities assumed as of March 31, 2016 and 2015, the statements of revenues and direct expenses for the years then ended, and the related notes to the abbreviated financial statements.

Management’s Responsibility for the Abbreviated Financial Statements

Management is responsible for the preparation and fair presentation of the abbreviated financial statements in accordance with U.S. generally accepted accounting principles; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of the financial statements that are free from material misstatement, whether due to fraud or error.

Auditors’ Responsibility

Our responsibility is to express an opinion on the abbreviated financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the abbreviated financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditors’ judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the abbreviated financial statements referred to above present fairly, in all material respects, the Contrave assets acquired and liabilities assumed as of March 31, 2016 and 2015, and its revenues and direct expenses for the years then ended in accordance with U.S. generally accepted accounting principles.

KPMG LLP is a Delaware limited liability partnership,

the U.S. member firm of KPMG International Cooperative

(“KPMG International”), a Swiss entity.

Emphasis of Matter

We draw attention to Note 2 to the abbreviated financial statements, which describes that the accompanying abbreviated financial statements were prepared to present the Contrave assets acquired and liabilities assumed by Orexigen Therapeutics, Inc. pursuant to a product acquisition agreement, and are not intended to be a complete presentation of Contrave’s assets and liabilities. Our opinion is not modified with respect to this matter.

Chicago, Illinois

October 11, 2016

CONTRAVE

(A Product Line of Takeda Pharmaceutical Company Limited)

Statements of Assets Acquired and Liabilities Assumed

(In thousands)

	March 31,	March 31,	June 30,
	2016	2015	2016
			(Unaudited)
Inventories, net	$5,190	3,237	6,219
Intangible assets – net	45,832	94,750	45,832

Total assets acquired	51,022	97,987	52,051

Product sales allowances and reserves	2,064	366	2,362

Total liabilities assumed	2,064	366	2,362

Net assets acquired	$48,958	97,621	49,689

See accompanying notes to abbreviated financial statements.

CONTRAVE

(A Product Line of Takeda Pharmaceutical Company Limited)

Statements of Revenues and Direct Expenses

Years ended March 31, 2016 and 2015

(In thousands)

	2016	2015
Net revenues	$52,581	20,489
Cost of goods sold	28,903	9,126

Gross profit	23,678	11,363

Direct expenses:
Selling, general, and administrative expenses	172,764	115,469
Research and development expenses	9,923	3,532
Amortization expense and impairment of intangible asset	63,918	5,250

Total direct expenses	246,605	124,251

Excess of direct expenses over gross profit	$(222,927)	(112,888)

See accompanying notes to abbreviated financial statements.

CONTRAVE

(A Product Line of Takeda Pharmaceutical Company Limited)

Statements of Revenues and Direct Expenses

(In thousands)

	Three	Three
	months ended	months ended
	June 30,	June 30,
	2016	2015
	(Unaudited)
Net revenues	$12,855	14,437
Cost of goods sold	5,803	5,911

Gross profit	7,052	8,526

Direct expenses:
Selling, general, and administrative expenses	26,353	54,918
Research and development expenses	2,766	2,357
Amortization expense and impairment of intangible asset	—	2,500

Total direct expenses	29,119	59,775

Excess of direct expenses over gross profit	$(22,067)	(51,249)

See accompanying notes to abbreviated financial statements.

CONTRAVE

(A Product Line of Takeda Pharmaceutical Company Limited)

Notes to Abbreviated Financial Statements

March 31, 2016 and 2015

(1)	Overview

On September 1, 2010 Takeda Pharmaceutical Company Limited (Takeda) and Orexigen Therapeutics, Inc. (Orexigen) entered into a Collaboration Agreement for the development, manufacture, and commercialization of Contrave (naltrexone HCI/bupropion HCI) pursuant to which the parties agreed to collaborate to continue the conduct of development and commercialization activities for Contrave (the Collaboration Agreement). Under this Collaboration Agreement, Orexigen granted to Takeda an exclusive license to develop and commercialize Contrave in the United States (the U.S.), Canada, and Mexico. On September 26, 2013, Takeda and Orexigen entered into an amendment to the Collaboration Agreement to grant Takeda the sole right and responsibility to perform commercial packaging for Contrave (Amendment No. 1) (Amendment No. 1 and the Collaboration Agreement referred to herein collectively as the “Original Collaboration Agreement”). On September 2, 2014, Takeda and Orexigen entered into a Manufacturing Services Agreement whereby Orexigen agreed to manufacture and supply Contrave (through a third-party manufacturer) to Takeda (the MSA).

On September 10, 2014, the U.S. Food and Drug Administration (FDA) granted approval for Contrave as a treatment option for chronic weight management in addition to a reduced-calorie diet and physical activity, and required the sponsor to conduct a new cardiovascular outcomes trial (CVOT) as a post-marketing requirement. Contrave is approved for use in adults with a body mass index (BMI) of 30 or greater or adults with a BMI of 27 or greater who have at least one weight-related condition such as high blood pressure, type 2 diabetes, or high cholesterol. Contrave was first sold by Takeda in the U.S. in October of 2014.

On July 31, 2015, Takeda and Orexigen entered into an Amended and Restated Collaboration Agreement (the A&R Collaboration Agreement), which replaced the Original Collaboration Agreement in its entirety. Among other things, the A&R Collaboration Agreement provided for the reallocation of the responsibility for development costs, including for the CVOT, and provided that Takeda would return to Orexigen Contrave rights in Canada and Mexico. Takeda and Orexigen entered into a Mutual Release Agreement, dated July 31, 2015.

On March 15, 2016, Takeda and Orexigen entered into a Separation Agreement whereby the parties agreed to (i) terminate the A&R Collaboration Agreement and certain other agreements at the end of the transition period, (ii) transfer certain Takeda rights and assets to Orexigen (e.g., NDA and IND for Contrave; commercialization rights), and (iii) transition activities under the A&R Collaboration Agreement from Takeda to Orexigen. Pursuant to the terms of the Separation Agreement, Takeda agreed to transfer to Orexigen the full amount of the Product returns reserve recorded on Takeda’s books at the end of the transition period as Takeda’s only and final contribution to returns made subsequent to the end of the transition period. In addition, Orexigen agreed to buy a fixed amount of Contrave inventory from Takeda at an agreed on price pursuant to the Separation Agreement and a side letter between the parties, dated July 20, 2016. Takeda and Orexigen also entered into a Transition Services Agreement whereby Takeda agreed to perform certain services for Orexigen in exchange for fees paid following the end of the transition period. Orexigen agreed to pay all invoices from Takeda related to rebate agreements between Takeda and health plans or PBMs that were in effect during the transition period for Takeda coded product dispensed after the end of the transition period. Orexigen also agreed to pay all invoices from Takeda related to chargebacks for Takeda coded product sold by wholesalers after the end of the transition period. The transition period expired August 1, 2016, so beginning August 1, 2016, Orexigen had all rights (i.e., development, manufacturing, and commercialization) to Contrave in the U.S.

6	(Continued)

CONTRAVE

(A Product Line of Takeda Pharmaceutical Company Limited)

Notes to Abbreviated Financial Statements

March 31, 2016 and 2015

(2)	Basis of Presentation

The accompanying statements of assets acquired and liabilities assumed and statements of revenue and direct expenses of the Contrave product line have been prepared for inclusion in Orexigen’s filings with the Security and Exchange Commission under Rule 3-05 of Regulation S-X. These abbreviated financial statements and accompanying notes are prepared in accordance with United States generally accepted accounting principles (U.S. GAAP). It is impractical to prepare complete financial statements related to the Contrave product line as the product line was not a separate legal entity of Takeda and was never operated as a separate business, division, or subsidiary. The Contrave product line was a fully integrated part of Takeda’s consolidated business and operations and did not represent a substantial portion of Takeda’s operations, assets, or liabilities. Takeda has never prepared standalone or carve-out financial statements for the Contrave product line, and has never maintained the distinct and separate accounts necessary to prepare such financial statements. Since Takeda did not account for the Contrave product line as a separate entity, these statements were derived from the operating activities directly attributed to the Contrave product line from Takeda’s books and records. In addition, the information included in the accompanying statements contains allocations of field selling expense and internal research and development expense directly associated with the Contrave product line on the basis of number of calls by field sales representatives and time spent by research and development personnel on the Contrave product line. Also, the information included in the accompanying statements contains allocations of medical and scientific affairs expenses, which includes activities related to medical research, medical education, and the communication of medical science information needed to advance obesity-related medical care. Allocations of medical and scientific affair expenses were based on marketing expenses directly attributed to the Contrave product line relative to the total direct marketing expenses of Takeda’s products in the U.S. territory. Although management is unable to determine all of the actual costs, expenses and resultant operating results associated with the Contrave product line as a standalone, separate entity, the allocation described in these statements is considered reasonable in all material respects by management. However, the revenues and direct expenses of the Contrave product line may differ from the results that would have been achieved had the Contrave product line operated as a standalone entity. As described in more detail in the following paragraph, the accompanying statements exclude certain costs borne by Takeda to support the Contrave product line. As such, the accompanying statements are not indicative of the results of the Contrave product line going forward due to the omission of various operating expenses that will be incurred to operate the Contrave product line in the future.

Takeda performs certain functions for the Contrave product line including, but not limited to, corporate management and communications, business development, government affairs, certain legal services, administration of insurance, regulatory, treasury, information systems, supply chain activities, commercial quality assurance, nonproduct specific marketing, corporate income tax administration, employee compensation and benefit management, facilities, and other corporate expenses. The costs of these functions historically have not been allocated to its products, are not directly attributable or specifically identifiable to the Contrave product line, and therefore, are not included in the accompanying statements. Income taxes and interest expense have not been included in the accompanying statements as these expenses are not specifically identifiable to the Contrave product line.

7	(Continued)

CONTRAVE

(A Product Line of Takeda Pharmaceutical Company Limited)

Notes to Abbreviated Financial Statements

March 31, 2016 and 2015

The Contrave product line’s financing needs were supported by Takeda and cash generated by the Contrave product line was transferred to Takeda. As the Contrave product line has been managed as part of the operations of Takeda and has not operated as a standalone entity, it is impractical to prepare historical cash flow information regarding the Contrave product line’s operating, investing, and financing cash flows. As such, statements of cash flows for the Contrave product line have not been prepared.

The Takeda transaction systems, including payroll, employee benefits, accounts receivable, and accounts payable, which are used to record and account for cash transactions are not designed to identify asset and liability receipts and payments on a product specific basis. Given these constraints, statements of financial position for the Contrave product line have not been prepared.

(3)	Use of Estimates

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates about future events and assumptions that may affect the following: (i) the reported amounts of assets acquired and liabilities assumed and (ii) the reported amounts of revenues, including product sales allowances and reserves, and certain direct expenses and related disclosures at the date of the abbreviated financial statements during each reporting period. Takeda’s management believes the accompanying statements and notes thereto contain all necessary adjustments to fairly present the assets acquired, liabilities assumed, and revenue and direct expenses related to Contrave in accordance with U.S. GAAP. These statements are not intended to be a complete presentation of the financial position or results of operations for the acquired assets or assumed liabilities.

Future events and their effects cannot be determined with certainty. Therefore, the determination of estimates requires the exercise of judgment. Actual results could differ from those estimates, and any such differences could be material.

(4)	Summary of Significant Accounting Policies

(a)	Product Revenue Recognition

Revenue from product sales is recognized when persuasive evidence of an arrangement exists, delivery has occurred, our price to the customer is fixed and determinable, and collectibility is reasonably assured. At the time of sale, Takeda records estimates for certain sales deductions, such as sales rebates, chargebacks, product returns, prompt pay discounts as well as a fee to our wholesalers for inventory management services. Takeda also offers a co-pay card and coupon program. Shipping and other transportation costs charged to buyers are recorded as both sales and cost of sales. The following describes the nature of each provision and how such provisions are estimated.

Rebates

Takeda records provisions for pharmaceutical Medicaid, Medicare and performance-based contract rebates at the time of sale based upon our estimated rebate claims attributable to a sale. Takeda determines its estimate of the rebates primarily based on actual historical experience, as well as anticipated expansion on a prospective basis of its participation in federal and state government programs, and any new information regarding changes in the programs’ regulations and guidelines that would impact the amount of the rebates. For performance-based contract rebates, we also consider

8	(Continued)

CONTRAVE

(A Product Line of Takeda Pharmaceutical Company Limited)

Notes to Abbreviated Financial Statements

March 31, 2016 and 2015

current contract terms, such as changes in formulary status, price protection clauses as well as agreed to discount rates. Takeda considers outstanding rebate claims, rebate payments, forecasted sales, and levels of inventory in the distribution channel and adjusts estimates each period to reflect actual experience. There is a significant time lag between recording estimates and actual payments. Liabilities for performance based payments related to Contrave inventory in the wholesale and retail pipelines are included in the Product sales allowances and reserves line in the Statements of Assets Acquired and Liabilities Assumed.

Chargebacks

Takeda has arrangements with certain indirect customers whereby the customer is able to buy products from wholesalers at reduced prices. A chargeback represents the difference between the invoice price to the wholesaler and the indirect customer’s contractual discounted price. Estimates are made based on the inventory levels at the wholesaler using actual historical experience and product growth rates. Liabilities for chargeback payments related to Contrave inventory held by wholesalers are included in the Product sales allowances and reserves line in the Statements of Assets Acquired and Liabilities Assumed.

Cash Discounts

Takeda offers its wholesalers a cash discount as an incentive for prompt payment. Takeda accounts for cash discounts at the time of sale as a reduction to gross trade sales. Takeda considers historical payment performance and adjusts estimates to reflect actual experience.

Fee for Service Agreements

The Company has fee-for-service agreements with wholesalers that aid the Company by providing inventory management and administrative services to fulfill product orders from retail pharmacies, hospitals and other alternate-site customers. Estimates for these services are recorded at time of sale based upon service agreements and performance levels and are periodically adjusted to reflect actual experiences.

Co-Pay Cards and Coupons

The Company offers certain discount programs to patients under which the patient receives a discount on his or her prescription. The Company reimburses pharmacies for this discount through a third-party vendor. The discounts, which are recorded as a reduction of sales, include estimated amounts for coupon, co-pay programs, and e-vouchers. Provisions for these estimated costs are recorded at the time of redemption based on details provided by third party program administrators.

Sales Returns

Takeda accounts for expected product returns, primarily related to product expiration, at the time of sale by establishing an accrual and recognizing a corresponding reduction to gross trade sales. Takeda determines its estimate of the sales return accrual primarily based on actual historical experience with the product, or similar products when actual returns have not yet occurred, and also considers other factors that could impact sales returns. These factors include levels of inventory in the distribution

9	(Continued)

CONTRAVE

(A Product Line of Takeda Pharmaceutical Company Limited)

Notes to Abbreviated Financial Statements

March 31, 2016 and 2015

channel, estimated shelf life, product recalls, price changes of competitive products, and introductions of competitive products. Takeda considers all of these factors and adjusts the accrual periodically to reflect actual experience. Liabilities for sales returns are included in the Product sales allowances and reserves line in the Statements of Assets Acquired and Liabilities Assumed.

(b)	Inventories

Inventories are stated at the lower of cost (first-in, first-out) or market. Inventory is written down for expiration and probable quality assurance or quality control issues identified during the manufacturing process. Inventory identified as excess of future demand is written down to the net realizable value.

(c)	Cost of Goods Sold

The cost of goods sold includes the direct costs of manufacturing and production of Contrave, including write-offs of excess quantities. Cost of goods sold for year ended March 31, 2016 includes a write-off of excess inventory of $5,378 thousand related to quantities that will not be acquired by Orexigen as part of Takeda’s agreement with Orexigen to reacquire the rights to Contrave in the U.S., and will not be sold to the U.S. market prior to the expiration of the transition period on August 1, 2016 of that agreement.

Cost of goods sold also includes royalties owed to Orexigen under the A&R Collaboration Agreement. Royalty expense was $10,402 thousand and $3,957 thousand for the years ended March 31, 2016 and 2015, respectively, and $2,548 thousand and $2,856 thousand for the quarters ended June 30, 2016 and 2015, respectively (unaudited).

(d)	Direct Expenses

Direct expenses primarily consist of selling, general, and administrative expenses and research and development expenses.

Selling, general, and administrative expenditures are recognized in respect of goods and services received when supplied in accordance with contractual terms, as well as compensation expenses of internal employees when service is rendered. Estimates are made when an obligation exists for a future liability in respect of a past event and where the amount of the obligation can be reliably estimated. Advertising and promotion expenditure is charged to the income statement as incurred over the period of the corresponding activity. Field selling expenses have been allocated for each of the periods, based on the number of calls spent promoting the Contrave product line relative to the total number of calls for promotion of products within the specific field selling teams. Additionally, expenditures associated with Takeda’s medical and scientific affairs have been allocated to the Contrave product, based on the ratio of direct marketing expense incurred for the Contrave product line relative to the total direct marketing expense incurred for all of Takeda’s products promoted in the United States territory.

Research and development expenditures are recognized in the period in which they are incurred. Salary and other compensation costs associated with research and development personnel are allocated to the Contrave product, based on the ratio of time spent on specific research and development programs attributable to Contrave relative to the total time available for research and development of products within the organization.

10	(Continued)

CONTRAVE

(A Product Line of Takeda Pharmaceutical Company Limited)

Notes to Abbreviated Financial Statements

March 31, 2016 and 2015

A portion of research and development expenses were reimbursed by Orexigen under the A&R Collaboration Agreement. Also, Orexigen engaged in research and development activities in support of Contrave that resulted in the invoicing of additional costs to Takeda. Such reimbursements by Orexigen, net of additional invoicing by Orexigen, were reflected as offsets to research and development expense in the Statements of Revenues and Direct Expenses. Net reimbursement of research and development expenses by Orexigen was $26,533 thousand and $12,339 thousand for the years ended March 31, 2016 and 2015, respectively, and $6,300 thousand and $11,172 thousand for the quarters ended June 30, 2016 and 2015, respectively (unaudited).

(e)	Intangible Asset

An intangible asset representing the Contrave product license was recognized at cost, based on the consideration paid to Orexigen to acquire the product license. Such consideration paid to Orexigen included regulatory and multiple commercial-related milestones. The intangible asset is reviewed for impairment whenever changes in circumstance indicate the carrying amount may not be recoverable. In performing such review for recoverability, the expected undiscounted future cash flows are compared to the carrying value of the intangible asset. If the intangible asset is considered to be impaired, the impairment recognized is measured by the amount the carrying value exceeds the estimated fair value of the asset.

The intangible asset was being amortized over its estimated useful life of 10 years up until March 15, 2016, the date on which Takeda and Orexigen entered into the Separation Agreement. At this time, an impairment loss of $53,918 thousand was recognized based on the intangible asset’s estimated fair value. The estimated fair value was based on discounted cash flow projections related to Contrave. From this point forward, no amortization was recorded as the Contrave intangible asset was considered held for sale.

(5)	Concentration of Credit Risk

Sales of the Contrave product are primarily made to three U.S. pharmaceutical wholesalers. These three wholesalers accounted for approximately 95.7% and 94.0% of the Contrave product line’s total sales during the years ended March 31, 2016 and 2015, respectively. Individually, each of these wholesalers account for 25% – 40% of sales.

(6)	Legal Proceedings

The Company is involved in various claims and legal actions arising in the ordinary course of business. In the opinion of management, the ultimate disposition of these matters will not have a material adverse effect on the Contrave financial position or results of operations.

(7)	Subsequent Events

The Company has evaluated subsequent events through October 11, 2016, the date at which the abbreviated financial statements were available to be issued, and determined there are no other items to disclose.